Exhibit D
JOINT FILING AGREEMENT
      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.
      EXECUTED this 26th day of October, 2007.

LACUNA VENTURE FUND LLLP
By: Lacuna Ventures GP LLLP, its general partner
By: Lacuna, LLC, its general partner

/s/ J.K. Hullett, Member

J.K. Hullett, Member

LACUNA HEDGE FUND LLLP
By: Lacuna Hedge GP LLLP, its general partner
By: Lacuna, LLC, its general partner

/s/ J.K. Hullett, Member

J.K. Hullett, Member

LACUNA VENTURES GP LLLP
By: Lacuna, LLC, its general partner

/s/ J.K. Hullett, Member

J.K. Hullett, Member

LACUNA HEDGE GP LLLP
By: Lacuna, LLC, its general partner

/s/ J.K. Hullett, Member

J.K. Hullett, Member

LACUNA, LLC

/s/ J.K. Hullett, Member

J.K. Hullett, Member